Securities and Exchange Commission

                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 20, 1999

                   CE CASECNAN WATER AND ENERGY COMPANY, INC.

             (Exact name of registrant as specified in its charter)

REPUBLIC OF THE PHILIPPINES          333-608         (NOT APPLICABLE)
(State or other jurisdiction       (Commission       (IRS Employer

 of incorporation)                 File Number)      Identification No.)

        6750 AYALA AVENUE, 24TH FLOOR, MAKATI, METRO MANILA, PHILIPPINES (Address of principal executive offices) (Zip Code)

                             Steven A. McArthur Esq.

                   CE Casecnan Water and Energy Company, Inc.

                     c/o MidAmerican Energy Holdings Company

                        302 South 36th Street, Suite 400

                                 Omaha, NE 68131

                                 (402) 341-4500

(Name, address, including zip code, and phone number, including area code, of United States agent for service)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (402) 341-4500

                                       N/A

          (Former name or former address, if changed since last report

Item 5.  Other Events.

         CE Casecnan Water and Energy Company, Inc. reports that it has executed an amendment to the fixed-price, date-certain, turnkey engineering, procurement and construction contract to complete the construction of the Casecnan Project (the "EPC Contract"). The Casecnan Project is a combined irrigation and 150 MW hydroelectric power generation project located in the central part of the island of Luzon in the Republic of the Philippines. The work under the EPC Contract is being conducted by CP Casecnan Consortium, a consortium consisting of Cooperativa Muratori Cementisti CMC di Ravenna and Impresa Pizzarotti & C. Spa, working together with Siemens A.G., Sulzer Hydro Ltd., Black & Veatch and Colenco Power Engineering Ltd. (collectively, the "Contractor"). Pursuant to the amendment to the EPC Contract, which has been approved by Stone & Webster, the Independent Engineer under the Bond Indenture, the Guaranteed Substantial Completion Date for the Project has been extended to March 31, 2001, but there are no increases in the EPC Contract Price. Accordingly, the Casecnan Project is now expected to become operational by the second quarter of 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   CE Casecnan Water and Energy Company, Inc.

                                            BY:      \S\DOUGLAS L. ANDERSON

                                                     Douglas L. Anderson
                                                     Vice President

Dated:  November 20, 1999